FORM OF AMENDMENT TO SECURITYHOLDER LOCK-UP AGREEMENT

This Amendment, dated as of ____________, 2012, to the Lock-Up Agreement, dated as of _____________, 2012 (the “Original Agreement”) is made and entered into by and between CNS Response Inc., a Delaware corporation (“CNS” or the “Company”), and ________________________________, as holder (“Securityholder”) of shares of common stock, par value $0.001 per share (the “Common Stock”), shares of Common Stock issuable upon conversion of convertible notes, shares of Common Stock issuable upon exercise of options, and/or shares of Common Stock issuable upon exercise of warrants (collectively, the “Lockup Securities”).

WHEREAS, the Company has filed a Registration Statement on Form S-1, as subsequently amended (the “Registration Statement”), with the Securities and Exchange Commission to offer securities in a public offering (the “Public Offering”);

WHEREAS, as a condition to completing the Public Offering, the lead underwriter thereof required certain securityholders of the Company to execute the Original Agreement;

WHEREAS, Section 1 of the Original Agreement provides that the Original Agreement shall lapse and become null and void on May 31, 2012 if the Public Offering shall not have occurred before such date; and

WHEREAS, Section 4(c) of the Original Agreement provided that the Securityholder shall execute such additional instruments and take such action as may be reasonably requested by the Company to carry out the intent and purposes of the Original Agreement.

NOW, THEREFORE, for and in consideration of the agreements and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

I.      The final sentence in Section 1. (“LOCK-UP”) of the Original Agreement is replaced in its entirety with the following:

“This Agreement shall lapse and become null and void on June 30, 2012 if the public offering contemplated by the Registration Statement shall not have occurred before such date.”

II.           (a)     Except as expressly set forth herein, the Original Agreement shall remain in full force and effect.

(b)     This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

(c)     This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

CNS RESPONSE INC.

By:
George Carpenter
President and Chief Executive Officer

SECURITYHOLDER:

[Name of Securityholder]

Date:

Print Name:

FORM OF SECURITYHOLDER LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is made and entered into as of __________, 2012 (the “Effective Date”), by and between CNS Response Inc., a Delaware corporation (“CNS” or the “Company”), and _______________________ as holder (“Securityholder”) of shares of common stock, par value $0.001 per share (the “Common Stock”), shares of Common Stock issuable upon conversion of convertible notes, shares of Common Stock issuable upon exercise of options, and shares of Common Stock issuable upon exercise of warrants (collectively, the “Lockup Securities”).

WHEREAS, the Company has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (the “SEC”), to offer shares of Common Stock in a public offering (the “Public Offering”);

WHEREAS, as a condition to completing the public offering, the lead underwriter thereof is requiring that all officers, directors and beneficial holders of in excess of 5% of the outstanding Common Stock, as well as the holders of all outstanding convertible notes, execute this Agreement; and

WHEREAS, the parties hereby agree that it is in the best interests of the Company to restrict the Securityholder’s ability to sell the securities in accordance with the terms stated herein and therefore to establish an orderly trading market for the Common Stock in connection with and subsequent to the Public Offering.

NOW, THEREFORE, for and in consideration of the agreements and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

SECTION 1.     LOCK-UP. Securityholder agrees not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase, grant any rights with respect to, or otherwise dispose of (other than to donees who agree to be similarly bound) the Lock-up Securities that such Securityholder owns, either of record or beneficially or has the right to acquire and of which the Securityholder has the power to control the disposition except as described herein, without the prior written consent of CNS, for a period of 180 days/six (6) months from the date hereof (the “Initial Lock-Up Period”). Subsequent to the Initial Lockup Period, the Securityholder may only sell 50% of the total amount of Lock-up Securities remaining owned by the Securityholder (including any Lock-up Securities subsequently covered by this Agreement), for the next six (6) month period (the “Subsequent Lock-up Period”), for a total of 12 months (the “Lock-up Period”). This Agreement shall lapse and become null and void on May 31, 2012 if the public offering contemplated by the Registration Statement shall not have occurred before such date.

SECTION 2.     LEGEND DURING THE INITIAL LOCK-UP PERIOD AND LOCK-UP PERIOD. The Securityholder agrees and consents to the entry of stop transfer instructions with the transfer agent against the transfer of the Lock-up Securities held by Securityholder except in compliance with the foregoing restrictions. If reasonably requested, the Lock-up Securities issued will contain the following or substantially similar legend on each certificate:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE DESIGNATED AS RESTRICTED PURSUANT TO THE TERMS OF, AND ARE SUBJECT TO THE PROVISIONS OF, A LOCK-UP AGREEMENT DATED APRIL 2, 2012, AS MAY BE AMENDED FROM TIME TO TIME, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT AS THEREIN PROVIDED. THE COMPANY WILL FURNISH A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

The Securityholder further agrees that in the event at the time the Securityholder wishes to effect a sale as permitted herein during the Subsequent Lock-up Period, if the Company has under retainer an investment banking company as its financial advisor, then such advisor shall have the right of first refusal to purchase such securities for a period of 1 business day after it has received written notice of the proposed sale by the Securityholder. The price of such purchase and sale shall be the closing price as quoted on the Nasdaq (or if the Company’s stock is not listed on the Nasdaq, the prevailing market on which its shares are quoted and traded) on the date notice is received by the Company.

SECTION 3.     RELIANCE BY THE COMPANY. The Securityholder acknowledges that the Company is relying upon the representations and covenants of the Securityholder.

SECTION 4.     MISCELLANEOUS.

(a)     The foregoing restrictions are expressly agreed to preclude the Securityholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lockup Securities even if such securities would be disposed of by someone other than the Securityholder. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lockup Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such securities.

(b)     At any time, and from time to time, after the signing of this Agreement, the Securityholder will execute such additional instruments and take such action as may be reasonably requested by the Company to carry out the intent and purposes of this Agreement.

(c)     Additional grants of securities by the Company to the Securityholder shall be automatically covered under this Agreement. In addition, this Agreement shall cover shares of Common Stock underlying warrants that may be issuable to the Securityholder pursuant to the terms of the Amendment and Conversion Agreement, dated as of September 30, 2011, by and between the Company and the holders signatories thereto. Notwithstanding anything to the contrary contained in this Agreement, (i) any Common Stock acquired by the Securityholder in the Public Offering or in the open market on or after the closing of the Public Offering will not be subject to this Agreement; (ii) a transfer of Common Stock to a family member or a trust for the benefit of the Securityholder or a family member (including by will or intestacy) or a distribution to partners, members or shareholders of the Securityholder may be made, provided the transferee agrees in writing prior to such transfer to be bound by the terms of this Agreement as if it were a party hereto; (iii) bona fide gifts of Common Stock by the Securityholder will not be subject to this Agreement, provided that (a) each resulting transferee of Common Stock executes and delivers to the Company an agreement certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto and (b) to the extent any interest in Common Stock is retained by the Securityholder (or such spouse or family member), such Common Stock shall remain subject to the restrictions contained in this Agreement.

(d)     This Agreement contains the entire agreement of the Securityholder and the Company with respect to the subject matter hereof.

(e)     This Agreement shall be binding upon the Securityholder and the Company, their respective legal representatives, successors and assigns.

(f)     This Agreement shall terminate on the earlier of the term provided for in Section 1 of this Agreement, the date on which the Securityholder ceases to be an employee, board member or holder of in excess of 5% of the outstanding common stock, of the Company, or the consummation of a transaction that results in a change in control as that term is used and defined in the Company’s Amended and Restated 2006 Stock Incentive Plan.

SECTION 5. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its choice of law principles.

SECTION 6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, but only one of which need be produced.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

CNS RESPONSE INC.

By:
George Carpenter
President and Chief Executive Officer

SECURITYHOLDER:

[Name of Securityholder]

Date:

Print Name: